March 21, 2014

LifeLock, Inc.

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

As legal counsel to LifeLock, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about March 21, 2014 in connection with the registration under the Securities Act of 1933, as amended, of 8,010,139 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the LifeLock, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), and 1,780,031 shares of Common Stock issuable pursuant to the LifeLock, Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP” and collectively with the 2012 Plan, the “Plans”). The shares of Common Stock issuable pursuant to the Plans are collectively referred to as the “Shares.” The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents.

On the basis of the foregoing, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the Plans, will be validly issued, fully paid, and nonassessable.

We express no opinion as the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the existing laws of the United States of America, and of the Delaware General Corporation Law, the Delaware Constitution, and reported judicial decisions relating thereto. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, to the inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

Exhibit 5.1

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN*

BOSTON

BRUSSELS*

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MIAMI

MILAN*

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME*

SACRAMENTO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TOKYO*

TYSONS CORNER

WASHINGTON, D.C.

ZURICH

*STRATEGIC ALLIANCE

GREENBERG TRAURIG, LLP ¡ ATTORNEYS AT LAW ¡ WWW.GTLAW.COM

2375 East Camelback Road, Suite 700 ¡ Phoenix, Arizona 85016 ¡ Tel 602.445.8000 ¡ Fax 602.445.8100